EXHIBIT 10.6

AMENDMENT OF TERMS

This Amendment of Terms (this “Amendment”) is entered into effective as of November 12, 2015, by and among Aethlon Medical, Inc., a Nevada corporation (the “Company”), on the one hand, and Alpha Capital Anstalt (“Alpha”) and Osher Capital Partners, LLC (“Osher”), on the other hand. Alpha and Osher are referred to herein together as the “Investors.”

WHEREAS, the Company and the Investors are parties to that certain Subscription Agreement dated November 6, 2014 (the “Subscription Agreement”), pursuant to which the Company issued to the Investors the Convertible Promissory Notes (together, the “Notes,” and each, a “Note”) and the Class A Common Stock Purchase Warrants (together, the “Warrants,” and each, a “Warrant”) listed on Schedule A hereto; and

WHEREAS, the Company and the Investors desire to amend certain of the provisions of the Subscription Agreement, the Notes and the Warrants.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1.          Reservation of Common Stock. Upon the full execution hereof, any provision in the Subscription Agreement or the Notes requiring the Company to reserve no less than a specified number of shares of the Company’s authorized and unissued common stock (the “Common Stock”) with respect to conversion of the Notes (such provisions, the “Suspended Provisions”) will instead be deemed to require the Company to reserve no less than the number of shares of Common Stock necessary to permit the Investors to convert all of the outstanding principal under the Notes plus the amount of interest that would accrue on the Notes through June 1, 2016 at the rate stated in Section 1.1 of the Notes. Upon the earlier to occur of (x) June 1, 2016 and (y) the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to a number of shares sufficient to permit the Company to comply with the Suspended Provisions, this provision will be of no further effect and the Suspended Provisions in the Subscription Agreement and the Notes will again be in effect.

2.          Waiver. Each of the Investors hereby waives any right to receive any increased interest such Investor might assert it is entitled to receive under such Investor’s Note with respect to any alleged deficiency in the number of shares currently reserved for issuance under the Notes.

3.          Amendment of Osher Warrants. Notwithstanding any provision to the contrary in the Warrants held by Osher, Osher shall not exercise any portion of its Warrants during the period after the execution hereof and prior to June 1, 2016 (such period of time, the “Suspension Period”). The “Expiration Date” of each of the Warrants held by Osher shall be extended by the number of days in the Suspension Period.

4.          Extension of Maturity Date. The Maturity Date of each of the Notes is hereby extended from April 1, 2016 to June 1, 2016.

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5.          Fee. In connection with the amendment of terms effected hereby, within one business day subsequent to the full execution of this Amendment, the Company shall pay to Osher, by check or wire transfer, the amount of $90,000. Such payment may be made, at Osher’s direction, to its U.S. attorney’s trust account pursuant to the wire transfer instructions annexed hereto as Schedule B. In the event such payment is not timely made, each of Alpha and Osher, for itself by written notice to the others, may deem such non-payment an Event of Default under the Notes.

6.          No Default. Each of the Investors severally and not jointly, and the Company hereby represents and warrants to the other parties hereto, that after giving effect to the execution of this Agreement, it is not aware of the existence of any Event of Default by the Company of the Subscription Agreement, the Notes or the Warrants.

7.          Miscellaneous.

a.          Original Transaction Documents. Except as specifically amended hereby, the Subscription Agreement, the Notes and the Warrants will remain in full force and effect in accordance with their respective terms.

b.          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in Section 13(a) of the Subscription Agreement.

c.          Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and, all of which taken together will constitute one and the same instrument. Any signature delivered by facsimile transmission will create a valid binding obligation of the executing party with the same force and effect as if such facsimile signature were the original thereof.

d.          Governing Law. All questions concerning the construction, validity, enforcement, venue, jurisdiction and interpretation of this Agreement shall be governed by Sections 13(d) and 13(e) of the Subscription Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment of Terms as of the date first written above.

AETHLON MEDICAL, INC.

/s/ James Frakes

Name: James Frakes

Title: Chief Financial Officer

ALPHA CAPITAL ANSTALT

By:/s/ Konrad Ackermann

Name: Konrad Ackermann

Title: Director

OSHER CAPITAL PARTNERS, LLC

By: /s/ Ari Kluger

Name: Ari Kluger

Title: ___________________

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SCHEDULE A

INVESTOR NOTES AND WARRANTS

Investor	Principal Amount of Note Issued November 6, 2014	Shares of Common Stock Underlying Warrant Issued November 6, 2014
Alpha Capital Anstalt	$416,500	37,188
Osher Capital Partners, LLC	$83,500	7,456
Osher Capital Partners, LLC	$27,780	2,481

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SCHEDULE B

WIRE INSTRUCTIONS

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